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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF CONNER & WINTERS]



                                 June 28, 1996


InterCoast Energy Company
666 Grand Avenue, 26th Floor
Des Moines, Iowa  50309

          Re:   Registration Statement on Form S-1
                (the "Registration Statement")
                ------------------------------------------------

Gentlemen:

          We have acted as counsel for InterCoast Energy Company, a Delaware corporation (the "Company"), in connection with the proposed public offering of an aggregate of up to 8,222,500 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), of which up to (i) 6,150,000 shares will be sold by the Company and (ii) 2,072,500 shares will be sold by MidAmerican Capital Company (the "Selling Stockholder") (including up to 1,072,500 shares subject to an over-allotment option granted by the Selling Stockholder to the underwriters offering the Shares). As described in the Registration Statement, the Company and the Selling Stockholder are selling the Shares pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholder and PaineWebber Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters.

          In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.
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June   , 1996
Page 2

          Based on the foregoing, we are of the opinion that:

          1. The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          2. The previously issued Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Matters."


                                    Very truly yours,

                                    CONNER & WINTERS,
                                    A Professional Corporation